VIDEO LOTTERY TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



     1.   PURPOSE.

          (a) The purpose of the Video Lottery Technologies, Inc. Non-Employee Stock Option Plan (the "Plan") is to provide a means by which nonemployee directors of Video Lottery Technologies, Inc. (the "Company") may be granted an option to purchase shares of common stock of the Company ("Shares").

          (b) The Company has determined that the grant of options pursuant to this Plan is an inducement essential to securing the services of persons best qualified to serve as non-employee directors of the Company. The Company also believes the Plan will assist the Company in retaining the services of such persons and will provide incentives for such persons to exert maximum efforts for the success of the Company.

          (c) This Plan is intended to be an ongoing formula award plan (as described in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934 (the "Exchange Act")) such that the awards granted hereunder shall not affect the recipients' disinterested status for purposes of administering any stock-related plans of the Company established pursuant to Rule 16b-3 under the Exchange Act.




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          (d) The Company  intends that the options  issued under the Plan shall be options  which do not qualify as  incentive  stock  options  for  purposes of
Section 422 of the Internal Revenue Code of 1986 (the "Code").

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the individuals who are or will be eligible to receive options under this Plan (other than as a consequence of exercising its power to nominate individuals for election to the Board and/or appoint individuals to fill vacancies on the Board). The Board shall not have any discretion to determine the amount, price or timing of any options granted or to be granted hereunder, except in the sense of administering the Plan pursuant to its express terms and except in accordance with the terms and provisions of the Plan.

          (b) Subject to the foregoing, the Board shall have the power:

          (1) To construe and interpret the Plan and any option granted hereunder and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement evincing an award under the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

          (2) To amend, modify, suspend or terminate the Plan; provided, however, that:

               (i) No such amendment, modification, suspension or termination shall impair or adversely alter any options or rights theretofore granted under the Plan, except with the consent of the optionee, nor shall any

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          amendment,   modification,   suspension  or  termination  deprive  any
          optionee of any Shares which he or she may have acquired through or as a result of the Plan; and

               (ii) The provisions of the Plan which establish the amount, price and timing of option grants under the Plan shall not be amended more often than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules promulgated thereunder.

     3.   OPTION GRANTS.

     Each director who is not an employee of the Company or any subsidiary and who is (or was) first elected or appointed to serve as a director of the Company after January 1, 1993 shall receive a one-time grant of an option to purchase 20,000 Shares (subject to adjustment as provided in Section 13 of the 1992 Stock Incentive Plan) effective as of the date which is the later of the date on which he or she is initially elected or appointed to serve as a director of the Company (a "Director Option") and the effective date of the Plan. The exercise price, vesting, duration and all other terms and conditions applicable to each Director Option shall be determined in accordance with the provisions of the 1992 Stock Incentive Plan and shall be identical to the terms and conditions applicable to Director Options granted pursuant to Section 6 of the 1992 Stock Incentive Plan.

     4.   EFFECTIVE DATE.

     The effective date of the Plan is February 23, 1993.

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